Exhibit 99.1

REALOGY ANNOUNCES PROPOSED $400 MILLION OFFERING OF SENIOR NOTES

MADISON, N.J. (March 25, 2019) — Realogy Holdings Corp. (NYSE: RLGY) (the “Company”) announced today that its indirect, wholly-owned subsidiary, Realogy Group LLC (“Realogy Group”), together with a co-issuer, is proposing to issue, subject to market and other conditions, $400 million aggregate principal amount of senior notes due 2027 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed on an unsecured senior basis by each of Realogy Group’s domestic subsidiaries (other than the co-issuer of the Notes) that is a guarantor under its senior secured credit facilities, its unsecured letter of credit facility and its outstanding senior unsecured notes. The Notes will also be guaranteed by the Company on an unsecured senior subordinated basis. The Notes will be effectively subordinated to all of Realogy Group’s existing and future senior secured debt, including its senior secured credit facilities, to the extent of the value of the assets securing such debt.

The Company intends to use the net proceeds from this offering to repay a portion of outstanding borrowings under its revolving credit facility. On February 15, 2019, the Company used borrowings under its revolving credit facility and cash on hand to fund the redemption of all of its outstanding $450 million 4.50% Senior Notes, which were due to mature in April 2019.

The Notes and the related guarantees will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes and the related guarantees will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act and outside the United States under Regulation S of the Securities Act.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

About Realogy Holdings Corp.

Realogy Holdings Corp. (NYSE: RLGY) is the leading and most integrated provider of residential real estate services in the U.S., focused on empowering independent sales agents to best serve today’s consumers. Realogy delivers its services through well-known industry brands, including Better Homes and Gardens® Real Estate, CENTURY 21®, Climb Real Estate®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran Group®, ERA®, Sotheby’s International Realty® as well as NRT, Cartus®, Title Resource Group and ZapLabs®, an in-house innovation and technology development lab. Realogy’s fully integrated business model includes brokerage, franchising, relocation, mortgage, and title and settlement services. Realogy provides independent sales agents access to leading technology, best-in-class marketing and learning programs, and support services to help them become more productive and build stronger businesses. Realogy’s affiliated brokerages operate around the world with approximately 191,700 independent sales agents in the United States and approximately 107,700 independent sales agents in 112 other countries and territories. Realogy is headquartered in Madison, New Jersey.

Forward Looking Statements

Certain statements in this press release, including statements relating to the offering of the Notes and the anticipated use of net proceeds therefrom, constitute “forward-looking statements.” Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are subject to significant risks and uncertainties, including, without limitation, risks and uncertainties related to economic, market or business conditions and satisfaction of customary closing conditions related to the private offering. No assurance can be given that the offering of Notes discussed above will be consummated on the terms described or at all. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Relations Contacts:

Alicia Swift

(973) 407-4669

alicia.swift@realogy.com

Danielle Kloeblen

(973) 407-2148

danielle.kloeblen@realogy.com

Media Contact:

Trey Sarten

(973) 407-2162

trey.sarten@realogy.com